EXHIBIT 99.3
Vital Energy, Inc.
Unaudited pro forma condensed combined financial information

On February 14, 2023, Vital Energy, Inc., a Delaware corporation (“Vital” or the “Company”), as buyer, and Driftwood Energy Operating, LLC, a Delaware limited liability company, as seller, entered into a purchase and sale agreement (the “Purchase Agreement”). Pursuant to the Purchase Agreement, Vital acquired certain oil and gas properties in the Midland Basin, including approximately 11,200 net acres located in Upton and Reagan Counties and related assets and contracts (the “Driftwood Acquisition”). On April 3, 2023, Vital completed the Driftwood Acquisition pursuant to the Purchase Agreement.
The fair value of consideration paid to the seller on the close date of April 3, 2023 was $210.2 million, of which $120.4 million was paid in cash, and the remainder was in the form of stock consideration consisting of 1,578,948 shares of Vital common stock, based on the price of the Company's common stock on April 3, 2023. The cash portion of the purchase price was funded by $120.0 million in borrowings under the Company’s senior secured credit facility, with the remaining portion funded with cash on hand. In addition, Vital will assume revenue suspense of $0.5 million, as well as derivative liabilities of $4.3 million and asset retirement obligations of $1.0 million, both based upon fair value as of April 3, 2023.
The Driftwood Acquisition will be accounted for as an asset acquisition in accordance with Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The fair value of the consideration paid by Vital and the allocation of that amount to the underlying assets acquired is recorded on a relative fair value basis. Additionally, costs directly related to the Driftwood Acquisition are capitalized as a component of the purchase price. The unaudited pro forma condensed combined financial statements presented herein have been prepared to reflect the transaction accounting adjustments to Vital’s historical condensed consolidated financial information in order to account for the Driftwood Acquisition and include the assumption of liabilities as set forth in the Purchase Agreement.
The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023 gives effect to the Driftwood Acquisition as if it had been completed on March 31, 2023. The Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2023 and the year ended December 31, 2022 give effect to the Driftwood Acquisition as if it had been completed on January 1, 2022. Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Vital would have been had the Driftwood Acquisition and related financing occurred on the dates noted above, nor are they necessarily indicative of future consolidated results of operations or consolidated financial position. Future results may vary significantly from the results reflected because of various factors. For income tax purposes, the Driftwood Acquisition will be treated as an asset purchase such that the tax bases in the assets and liabilities will generally reflect the allocated fair value at closing. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
The unaudited pro forma condensed combined financial information does not reflect the benefits of potential cost savings or the costs that may be necessary to achieve such savings, opportunities to increase revenue generation or other factors that may result from the Driftwood Acquisition and, accordingly, does not attempt to predict or suggest future results.

The unaudited pro forma financial statements have been developed from and should be read in conjunction with:
•The audited financial statements and accompanying notes of Vital contained in Vital’s Annual Report on Form 10-K for the year ended December 31, 2022;
•The unaudited condensed financial statements and accompanying notes contained in Vital’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023;
•The audited consolidated financial statements and related notes of Driftwood Energy Partners, LLC and its wholly-owned subsidiaries, Driftwood Energy Operating, LLC, Driftwood Energy Management, LLC and Driftwood Energy Intermediate, LLC (collectively, "Driftwood") for the year ended December 31, 2022, which are included elsewhere in this filing; and
•The unaudited consolidated financial statements and related notes of Driftwood for the three months ended March 31, 2023, which are included elsewhere in this filing.

Vital Energy, Inc.
Pro forma condensed combined balance sheets
As of March 31, 2023
(in thousands)
(Unaudited)

	Historical		Transaction accounting adjustments
			Conforming		Driftwood		Pro forma
	Vital	Driftwood	and reclass		Acquisition		combined
Assets
Current assets:
Cash and cash equivalents	$27,682	$2,492	$(2,492)	(a)	$(120,367)	(c)	$23,316
					(3,999)	(i)
					120,000	(j)
Accounts receivable, net	147,071	6,803	(6,803)	(a)	—		147,071
Derivatives	39,109	—	—		—		39,109
Other current assets	15,804	—	—		—		15,804
Prepaid expenses and other current assets	—	3,961	(3,961)	(a)	—		—
Total current assets	229,666	13,256	(13,256)		(4,366)		225,300
Property and equipment:
Oil and natural gas properties:
Evaluated properties – full cost method	9,735,559	—	—		120,367	(e)	9,945,763
					80,068	(f)
					4,277	(g)
					3,999	(i)
					1,020	(h)
					473	(k)
Proved oil and natural gas properties – successful efforts method	—	203,956	(203,956)	(b)	—		—
Unevaluated properties not being depleted – full cost method	50,142	—	—		—		50,142
Unproved oil and natural gas properties – successful efforts method	—	10,253	(10,253)	(b)	—		—
Less: accumulated depletion and impairment	(7,401,480)	—	—		—		(7,401,480)
Accumulated depletion	—	(26,976)	26,976	(b)	—		—
Oil and natural gas properties, net	2,384,221	187,233	(187,233)		210,204		2,594,425
Midstream and other fixed assets, net	128,012	—	—		—		128,012
Property and equipment, net	2,512,233	187,233	(187,233)		210,204		2,722,437
Derivatives	26,448	—	—		—		26,448
Operating lease right-of-use assets	138,513	—	—		—		138,513
Other noncurrent assets, net	36,384	879	(879)	(a)	—		36,384
Total assets	$2,943,244	201,368	$(201,368)		$205,838		$3,149,082
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$91,688	$—	$—		$—		$91,688
Accounts payable	—	3,545	(3,545)	(a)	—		—
Accrued expenses	—	225	(225)	(a)	—		—
Accrued capital expenditures	67,221	—	—		—		67,221
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	Historical		Transaction accounting adjustments
			Conforming		Driftwood		Pro forma
	Vital	Driftwood	and reclass		Acquisition		combined
Undistributed revenue and royalties	148,199	—	—		473	(k)	148,672
Revenue payable	—	3,048	(3,048)	(a)	—		—
Derivatives	1,686	—	—		3,432	(g)	5,118
Current derivative liability	—	1,809	(1,809)	(a)	—		—
Current portion of asset retirement obligations	—	255	(255)	(a)	—		—
Operating lease liabilities	48,434	—	—		—		48,434
Other current liabilities	34,279	—	—		—		34,279
Total current liabilities	391,507	8,882	(8,882)		3,905		395,412
Long-term debt, net	1,163,807	—	—		120,000	(j)	1,283,807
Line-of-credit	—	49,461	(49,461)	(a)	—		—
Asset retirement obligations	71,308	515	(515)	(a)	1,020	(h)	72,328
Operating lease liabilities	87,301	—	—		—		87,301
Derivative liabilities	—	500	(500)	(a)	845	(g)	845
Other noncurrent liabilities	3,953	—	—		—		3,953
Total liabilities	1,717,876	59,358	(59,358)		125,770		1,843,646
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—		—
Common stock	170	—	—		16	(d)	186
Additional paid-in capital	2,754,765	—	—		80,052	(d)	2,834,817
Accumulated deficit	(1,529,567)	—	—		—		(1,529,567)
Members' equity	—	142,486	(142,486)	(a)	—		—
Members’ receivables	—	(476)	476	(a)	—		—
Total stockholders' equity	1,225,368	142,010	(142,010)		80,068		1,305,436
Total liabilities and stockholders' equity	$2,943,244	$201,368	$(201,368)		$205,838		$3,149,082

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the three months ended March 31, 2023
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
			Conforming		Driftwood		Pro forma
	Vital	Driftwood	and reclass		Acquisition		combined
Revenues:
Oil sales	$266,731	$—	$20,171	(a)	$—		$286,902
NGL sales	33,006	—	1,182	(a)	—		34,188
Natural gas sales	18,074	—	2,427	(a)	—		20,501
Oil and natural gas sales, net	—	23,780	(23,780)	(a)	—		—
Sales of purchased oil	13,851	—	—		—		13,851
Other operating revenues	845	—	—		—		845
Total revenues	332,507	23,780	—		—		356,287
Costs and expenses:
Lease operating expenses	50,181	3,396	727	(j)	—		54,304
Gathering and processing	—	727	(727)	(j)	—		—
Production and ad valorem taxes	20,531	998	—		—		21,529
Transportation and marketing expenses	10,915	—	—		—		10,915
Costs of purchased oil	14,167	—	—		—		14,167
General and administrative	25,930	884	—		—		26,814
Depletion, depreciation and amortization	86,779	—	5,069	(d)	628	(i)	92,476
Depletion expense	—	5,069	(5,069)	(d)	—		—
Accretion expense	—	12	(12)	(k)	—		—
Exploration	—	116	(116)	(b)	—
Other operating expenses, net	1,484	—	12	(k)	16	(i)	1,512
Total costs and expenses	209,987	11,202	(116)		644		221,717
Gain on disposal of assets, net	237	—	—		—		237
Operating income (loss)	122,757	12,578	116		(644)		134,807
Non-operating income (expense):
Gain on derivatives, net	20,490	—	2,967	(l)	—		23,457
Realized loss on derivatives	—	(1,916)	1,916	(l)	—		—
Unrealized gain on derivatives	—	4,883	(4,883)	(l)	—		—
Interest expense	(28,554)	(1,170)	1,170	(c)	(2,216)	(g)	(30,770)
Gain on sale of assets	—	1,301	(1,301)	(e)	—		—
Other income, net	854	—	—		—		854
Total non-operating income (expense), net:	(7,210)	3,098	(131)		(2,216)		(6,459)
Income (loss) before income taxes	115,547	15,676	(15)		(2,860)		128,348
Income tax expense:
Current	(1,331)	—	—		—	(h)	(1,331)
Deferred	(276)	—	—		—		(276)
Total income tax expense	(1,607)	—	—		—		(1,607)
Net income (loss)	$113,940	$15,676	$(15)		$(2,860)		$126,741
Net income per common share:
Basic	$6.93						$7.04
Diluted	$6.89						$6.99
Weighted-average common shares outstanding:
Basic	16,431				1,579	(f)	18,010
Diluted	16,545				1,579	(f)	18,124

Vital Energy, Inc.
Pro forma condensed combined statements of operations
For the year ended December 31, 2022
(in thousands, except per share data)
(Unaudited)

	Historical		Transaction accounting adjustments
			Conforming		Driftwood		Pro forma
	Vital	Driftwood	and reclass		Acquisition		combined
Revenues:
Oil sales	$1,351,207	$—	$73,215	(a)	$—		$1,424,422
NGL sales	234,613	—	6,492	(a)	—		241,105
Natural gas sales	208,554	—	5,978	(a)	—		214,532
Oil and natural gas sales, net	—	85,685	(85,685)	(a)	—		—
Sales of purchased oil	119,408	—	—		—		119,408
Other operating revenues	7,014	—	—		—		7,014
Total revenues	1,920,796	85,685	—		—		2,006,481
Costs and expenses:
Lease operating expenses	173,983	10,453	—		—		184,436
Production and ad valorem taxes	110,997	4,757	—		—		115,754
Transportation and marketing expenses	53,692	—	—		—		53,692
Costs of purchased oil	122,118	—	—		—		122,118
General and administrative	68,082	3,333	—		—		71,415
Organizational restructuring expenses	10,420	—	—		—		10,420
Depletion, depreciation and amortization	311,640	—	11,019	(d)	8,188	(i)	330,847
Depletion expense	—	11,017	(11,017)	(d)	—		—
Depreciation expense	—	2	(2)	(d)	—		—
Accretion expense	—	42	(42)	(k)	—		—
Impairment expense	40	—	—		—		40
Impairment of oil and natural gas properties	—	1,005	(1,005)	(e)	—		—
Exploration	—	143	(143)	(b)	—		—
Other operating expenses, net	8,583	—	42	(k)	70	(i)	8,695
Total costs and expenses	859,555	30,752	(1,148)		8,258		897,417
Loss on disposal of assets, net	(1,079)	—	—		—		(1,079)
Operating income (loss)	1,060,162	54,933	1,148		(8,258)		1,107,985
Non-operating income (expense):
Loss on derivatives, net	(298,723)	—	(14,647)	(l)	—		(313,370)
Realized loss on derivatives	—	(18,855)	18,855	(l)	—		—
Unrealized gain on derivatives	—	4,208	(4,208)	(l)	—		—
Interest expense	(125,121)	(2,934)	2,934	(c)	(8,862)	(g)	(133,983)
Loss on extinguishment of debt, net	(1,459)	—	—		—		(1,459)
Other income, net	2,155	—	—		—		2,155
Total non-operating income (expense), net:	(423,148)	(17,581)	2,934		(8,862)		(446,657)
Income (loss) before income taxes	637,014	37,352	4,082		(17,120)		661,328
Income tax expense:
Current	(6,121)	—	—		—	(h)	(6,121)
Deferred	619	—	—		—		619
Total income tax expense	(5,502)	—	—		—		(5,502)
Net income (loss)	$631,512	$37,352	$4,082		$(17,120)		$655,826
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	Historical		Transaction accounting adjustments
			Conforming	Driftwood		Pro forma
	Vital	Driftwood	and reclass	Acquisition		combined
Net income per common share:
Basic	$37.88					$35.93
Diluted	$37.44					$35.55
Weighted-average common shares outstanding:
Basic	16,672			1,579	(f)	18,251
Diluted	16,867			1,579	(f)	18,446

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
1. Basis of Presentation
The accompanying unaudited pro forma condensed combined financial statements were prepared based on the historical consolidated financial statements of Vital and the historical consolidated financial statements of Driftwood. The Driftwood Acquisition has been accounted for as an asset acquisition in accordance with ASC 805. The fair value of the consideration paid by Vital and allocation of that amount to the underlying assets acquired, on a relative fair value basis, will be recorded on Vital’s books as of the date of the closing of the Driftwood Acquisition. Additionally, costs directly related to the Driftwood Acquisition are capitalized as a component of the purchase price. Certain of Driftwood’s historical amounts have been reclassified to conform to the financial statement presentation of Vital. Additionally, adjustments have been made to Driftwood’s historical financial information to remove certain assets and liabilities retained by Driftwood.
The Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2023 and the Year Ended December 31, 2022 were prepared assuming the Driftwood Acquisition occurred on January 1, 2022. The Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023 was prepared as if the Driftwood Acquisition had occurred on March 31, 2023.
The unaudited pro forma condensed combined financial information and related notes are presented for illustrative purposes only. If the Driftwood Acquisition and other transactions contemplated herein had occurred in the past, the Company’s operating results might have been materially different from those presented in the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined financial information should not be relied upon as an indication of operating results that the Company would have achieved if the Driftwood Acquisition and other transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the unaudited pro forma condensed combined financial statement of operations and should not be relied upon as an indication of the future results the Company will have after the contemplation of the Driftwood Acquisition and the other transactions contemplated by the unaudited pro forma condensed combined financial information. In Vital’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.
2.Consideration and Purchase Price Allocation
The preliminary allocation of the total purchase price in the Driftwood Acquisition is based upon management’s estimates and assumptions related to the fair value of assets to be acquired and liabilities to be assumed as of the closing date of the transaction using currently available information and market data. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on financial position and results of operations may differ significantly from the pro forma amounts included herein.
The preliminary purchase price allocation is subject to change due to several factors, including but not limited to changes in the estimated fair value of assets acquired and liabilities assumed as of the closing date of the transaction, which could result from changes in future oil and natural gas commodity prices, reserve estimates, interest rates, as well as other factors.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The consideration transferred and the relative fair value of assets acquired and liabilities assumed by Vital are as follows (in thousands, except share amounts and share stock price):

Consideration:
Cash consideration	$127,647
Closing adjustments	(7,280)
Total cash consideration	$120,367

Shares of Vital common stock issued	1,578,948
Vital common stock price as of April 3, 2023	$50.71
Total share consideration	$80,068

Direct transaction costs	3,999
Total consideration	$204,434

Relative fair value of assets acquired:
Oil and natural gas properties	210,204
Amount attributable to assets acquired	$210,204

Fair value of liabilities assumed:
Derivative liabilities	4,277
Asset retirement obligations	1,020
Undistributed revenue and royalties	473
Amount attributable to liabilities assumed	$5,770
The fair value measurements of assets acquired and liabilities assumed excluding derivatives are based on inputs that are not observable in the market and therefore represent Level 3 inputs. The fair value measurements of derivative liabilities assumed are based quoted prices in markets that are not active or model inputs that are observable either directly or indirectly for substantially the full term of the assets or liabilities and as such, represent Level 2 inputs. The fair value of oil and gas properties and asset retirement obligations were measured using the discounted cash flow technique of valuation.
Significant unobservable inputs included future commodity prices adjusted for differentials, projections of estimated quantities of recoverable reserves, forecasted production based on decline curve analysis, estimated timing and amount of future operating and development costs, and a weighted average cost of capital.
3.Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Operations
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Vital. Actual results may differ materially from the assumptions and estimates contained herein.
The pro forma adjustments are based on currently available information and certain estimates and assumptions that Vital believes provide a reasonable basis for presenting the significant effects of the Driftwood Acquisition. General descriptions of the pro forma adjustments are provided below.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
Unaudited Pro Forma Condensed Combined Balance Sheet
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2023:
(a)Adjustment to remove assets and liabilities not acquired as part of the Driftwood Acquisition.
(b)Adjustment to eliminate the historical book value and accumulated depreciation, depletion and amortization of Driftwood's oil and gas properties as of March 31, 2023.
(c)Adjustment to reflect the total cash consideration paid for the Driftwood Acquisition.
(d)Adjustment to reflect the issuance of 1,578,948 shares of Vital common stock pursuant to the Purchase Agreement.
(e)Adjustment to reflect cash paid for the oil and natural gas properties acquired of Driftwood, on a relative fair value basis.
(f)Adjustment to reflect the fair value of equity consideration paid for oil and natural gas properties acquired, on a relative fair value basis.
(g)Adjustment to reflect the fair value of Driftwood’s derivative liabilities assumed as of April 3, 2023.
(h)Adjustment to reflect asset retirement obligations assumed with the Driftwood Acquisition.
(i)Adjustment for the payment of transaction costs incurred for the Driftwood Acquisition.
(j)Adjustment to record new borrowings under the Company's senior secured credit facility related to the cash consideration used in the Driftwood Acquisition.
(k)Adjustment to reflect revenues in suspense assumed with the Driftwood Acquisition.
Unaudited Pro Forma Condensed Combined Statements of Operations
The following adjustments were made in the preparation of the Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2023, and the Year Ended December 31, 2022:
(a)Adjustments to conform Driftwood’s revenue presentation to the presentation of revenues for Vital.
(b)Adjustment to remove exploration expense to align the presentation by Driftwood with the full cost method of accounting utilized by Vital.
(c)Adjustment to remove Driftwood's historical interest expense prior to the Driftwood acquisition.
(d)Adjustments to conform Driftwood’s depletion and depreciation expense presentation to the presentation of depletion, depreciation and amortization expense for Vital.
(e)Adjustments to remove Driftwood’s unproved impairment of oil and natural gas properties and gain on sale of assets as Vital utilizes the full cost method of accounting.
(f)Adjustment to reflect the issuance of 1,578,948 shares of Vital common stock pursuant to the Purchase Agreement. The following table reconciles historical and pro forma basic and diluted earnings per share for the period indicated (in thousands, except share and per share amounts):

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information

	Three Months Ended		Year Ended
	March 31, 2023		December 31, 2022
	Historical	Pro-Forma	Historical	Pro-Forma
Net income	$113,940	$126,741	$631,512	$655,826
Weighted-average common shares outstanding:
Basic	16,431	18,010	16,672	18,251
Dilutive non-vested restricted stock	114	114	183	183
Dilutive non-vested performance awards	—	—	12	12
Diluted	16,545	18,124	16,867	18,446
Net income per share:
Basic	$6.93	$7.04	$37.88	$35.93
Diluted	$6.89	$6.99	$37.44	$35.55
(g)Adjustment to reflect the estimated interest expense in the periods presented with respect to the incremental borrowings necessary to finance the Driftwood Acquisition. The interest rate utilized as of April 3, 2023, was 7.385% for incremental borrowings. A one-eighth percent increase or decrease in the interest rate would not have had a material impact on interest expense for the three months ended March 31, 2023. A one-eighth percent increase or decrease in the interest rate would have changed interest expense by $0.2 million for the year ended December 31, 2022.
(h)Vital has not reflected any estimated tax impact related to the Driftwood Acquisition in the accompanying unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2023 and year-end December 31, 2022 as it does not anticipate the impact to be material due to the Company’s net operating loss carryforwards. As of March 31, 2023 and December 31, 2022, the Company had a full valuation allowance against its federal and Oklahoma net deferred tax assets.
(i)Adjustments to reflect depreciation, depletion, and amortization expense resulting from the change in basis of property and equipment acquired and accretion expense from new asset retirement obligations recognized as a result of the Driftwood Acquisition. The depletion expense adjustment was calculated using the unit-of-production method under the full cost method of accounting using estimated proved reserves and production volumes attributable to the acquired assets.
(j)Adjustment to align the presentation of lease operating and gathering and processing expenses for Driftwood to the presentation by Vital.
(k)Adjustment to conform Driftwood's historical accretion expense to the presentation by Vital.
(l)Adjustment to conform Driftwood's historical realized loss on derivatives and unrealized gain on derivatives to the presentation by Vital.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
Supplemental Unaudited Pro Forma Combined Oil and Natural Gas Reserves and Standardized Measure Information
The following tables set forth information with respect to the historical and pro forma combined estimated oil and natural gas reserves as of December 31, 2022 for Vital and Driftwood. The reserve information of Vital and Driftwood have been prepared by independent petroleum engineers Ryder Scott Company, L.P. and Netherland, Sewell & Associates, Inc., respectively. The following unaudited pro forma combined proved reserve information is not necessarily indicative of the results that might have occurred had the Driftwood Acquisition taken place on January 1, 2022, nor is it intended to be a projection of future results. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Periodic revisions or removals of estimated reserves and future cash flows may be necessary as a result of a number of factors, including reservoir performance, new drilling, crude oil and natural gas prices, changes in costs, technological advances, new geological or geophysical data, changes in business strategies, or other economic factors. Accordingly, proved reserve estimates may differ significantly from the quantities of crude oil and natural gas ultimately recovered. For both Vital and Driftwood the reserve estimates shown below were determined using the average first day of the month price for each of the preceding 12 months for oil and natural gas for the year ended December 31, 2022.

Estimated oil and natural gas reserves
	As of December 31, 2022
	Vital	Driftwood	Pro forma combined
Estimated proved developed reserves:
Oil (MBbl)	70,333	7,321	77,654
Natural gas (MMcf)	464,567	17,340	481,907
Natural gas liquids (MBbl)	75,156	4,503	79,659
Total equivalent reserves (Mboe)(1)	222,917	14,714	237,631
Estimated proved undeveloped reserves:
Oil (MBbl)	46,125	7,993	54,118
Natural gas (MMcf)	87,721	15,195	102,916
Natural gas liquids (MBbl)	18,656	4,003	22,659
Total equivalent reserves (Mboe)(1)	79,401	14,529	93,930
Estimated proved reserves:
Oil (MBbl)	116,458	15,314	131,772
Natural gas (MMcf)	552,288	32,535	584,823
Natural gas liquids (MBbl)	93,812	8,506	102,318
Total equivalent reserves (Mboe)(1)	302,318	29,243	331,561
______________________________________________________________________________
(1)BOE is calculated using a conversion rate of six Mcf per one Bbl.

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The following table presents the Standardized Measure of Discounted Future Net Cash Flows relating to the proved crude oil and natural gas reserves of Vital and of the properties acquired in the Driftwood Acquisition on a pro forma combined basis as of December 31, 2022. The Pro Forma Combined Standardized Measure shown below represents estimates only and should not be construed as the market value of either Driftwood’s crude oil and natural gas reserves or the acquired crude oil and natural gas reserves attributable to the Driftwood Acquisition.

Standardized measure of discounted future cash flows
(in thousands)
	As of December 31, 2022
	Vital	Driftwood	Pro forma combined
Oil and gas producing activities:
Future cash inflows	$16,343,468	$1,837,188	$18,180,656
Future production costs	(4,136,380)	(412,612)	(4,548,992)
Future development costs	(1,403,721)	(178,013)	(1,581,734)
Future income tax expense	(1,587,677)	(9,645)	(1,597,322)
Future net cash flows	9,215,690	1,236,918	10,452,608
10% discount for estimated timing of cash flows	(4,461,114)	(641,526)	(5,102,640)
Standardized measure of discounted future net cash flows	$4,754,576	$595,392	$5,349,968

Vital Energy, Inc.
Notes to unaudited pro forma condensed combined financial information
The following table sets forth the changes in the Standardized Measure of discounted future net cash flows attributable to estimated net proved crude oil and natural gas reserves of Vital and Driftwood on a pro forma combined basis for the year ending December 31, 2022:

Changes in standardized measure of discounted future net cash flows
(in thousands)
	As of December 31, 2022
	Vital	Driftwood	Pro forma combined
Standardized measure of discounted future net cash flows, beginning of year	$3,425,312	$336,164	$3,761,476
Changes in the year resulting from:
Sales, less production costs	(1,468,946)	(70,474)	(1,539,420)
Revisions of previous quantity estimates	(99,512)	(1,309)	(100,821)
Extensions, discoveries and other additions	667,859	264,981	932,840
Net change in prices and production costs	2,565,963	78,623	2,644,586
Changes in estimated future development costs	(165,579)	(16,792)	(182,371)
Previously estimated development incurred capital expenditures during the period	260,475	15,246	275,721
Acquisitions of reserves in place	—	—	—
Divestitures of reserves in place	(96,222)	(26,279)	(122,501)
Accretion of discount	371,625	33,888	405,513
Net change in income taxes	(418,537)	(2,019)	(420,556)
Timing differences and other	(287,862)	(16,637)	(304,499)
Standardized measure of discounted future net cash flows, end of year	$4,754,576	$595,392	$5,349,968